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                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER



         THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made and entered into this 25th day of April, 2005 by and between CFS Bancorp, Inc. ("CFS Delaware"), a Delaware corporation and CFS Bancorp, Inc. ("CFS Indiana" or the "Surviving Corporation"), an Indiana corporation.


                              W I T N E S S E T H:

         WHEREAS, CFS Indiana is an Indiana corporation with its principal place of business in Munster, Indiana and a wholly-owned subsidiary of CFS Delaware;

         WHEREAS, CFS Delaware is a corporation incorporated under the laws of the state of Delaware with its principal place of business in Munster, Indiana and a savings and loan holding company;

         WHEREAS, CFS Indiana and CFS Delaware desire to effect a transaction whereby CFS Delaware will merge with and into and under the Articles of Incorporation of CFS Indiana (the "Merger") and CFS Indiana will survive the Merger and shall continue its existence under the laws of the State of Indiana;

         WHEREAS, the Board of Directors of CFS Indiana has determined that it is advisable and in the best interest of CFS Indiana to engage in the transactions contemplated by this Agreement and has unanimously approved this Agreement and has recommended its approval to the shareholders of CFS Indiana; and

         WHEREAS, the Board of Directors of CFS Delaware has determined that it is advisable and in the best interest of CFS Delaware to engage in the transactions contemplated by this Agreement and has unanimously approved this Agreement and has recommended its approval to the shareholders of CFS Delaware.

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual obligations herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CFS Indiana and CFS Delaware hereby make this Agreement and prescribe the terms and conditions of the merger of CFS Delaware with and into CFS Indiana and the mode of carrying the transaction into effect as follows:

                                   ARTICLE I

                                   THE MERGER

         Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined herein), CFS Delaware shall be merged with and into and under the Articles of Incorporation of CFS Indiana (the "Merger"). CFS Indiana shall be the surviving corporation in




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the Merger (the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Indiana. At the Effective Time, the separate corporate existence of CFS Delaware shall cease.

                                   ARTICLE II

                            THE SURVIVING CORPORATION

         SECTION 2.1 NAME AND OFFICES. Upon and following the Effective Time of the Merger, the name of the Surviving Corporation shall be CFS Bancorp, Inc., and the business of the Surviving Corporation shall be the same business conducted by CFS Delaware immediately prior to the Effective Time. The principal office of the Surviving Corporation shall be located at 707 Ridge Road, Munster, Indiana until such time as the Board of Directors designates otherwise.

         SECTION 2.2 DIRECTORS OF THE SURVIVING CORPORATION. At the Effective Time, each person who was a director of CFS Delaware immediately prior to the Effective Time shall become a director of the Surviving Corporation and each such person shall serve as a director of the Surviving Corporation for the balance of the term for which such person was elected as a director of CFS Delaware and until his or her successor is duly elected and qualified in the manner provided in the Bylaws or the Articles of Incorporation of the Surviving Corporation or as otherwise provided by law or until his or her earlier death, resignation or removal in the manner provided in the Bylaws or the Articles of Incorporation of the Surviving Corporation or as otherwise provided by law.

         SECTION 2.3 OFFICERS OF THE SURVIVING CORPORATION. At the Effective Time, each person who was an officer of CFS Delaware immediately prior to the Effective Time shall become an officer of the Surviving Corporation with each such person to hold the same office in the Surviving Corporation, in accordance with the Bylaws thereof, as he or she held in CFS Delaware immediately prior to the Effective Time until his or her successor is duly elected and qualified in the manner provided in the Bylaws or the Articles of Incorporation of the Surviving Corporation or as otherwise provided by law or until his or her earlier death, resignation or removal in the manner provided in the Bylaws or the Articles of Incorporation of the Surviving Corporation or as otherwise provided by law.

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         SECTION 2.4 ARTICLES OF INCORPORATION AND BYLAWS.

         (a) Articles of Incorporation. The Articles of Incorporation of CFS Indiana in existence at the Effective Time shall remain the Articles of Incorporation of the Surviving Corporation following the Effective Time, until such Articles of Incorporation shall be amended or repealed as provided therein or by applicable law.

         (b) Bylaws. The Bylaws of the Surviving Corporation of CFS Indiana in existence at the Effective Time shall remain the Bylaws of the Surviving Corporation following the Effective Time, until such Bylaws shall be amended or repealed as provided therein or by applicable law.

         SECTION 2.5 EFFECT OF THE MERGER. The effect of the Merger upon consummation shall be as set forth in the Indiana Business Corporation Law, as amended.


                                  ARTICLE III

                                     CAPITAL

         SECTION 3.1 MANNER OF CONVERSION OF SHARES. Upon and by virtue of the Merger becoming effective at the Effective Time,

         (a) Each share of common stock of CFS Delaware issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock of CFS Indiana by virtue of the Merger without any action on the part of the holder thereof; and

         (b) Each share of common stock of CFS Indiana issued and outstanding immediately prior to the Effective Time shall be redeemed, cancelled and retired and shall cease to exist by virtue of the Merger without any action on the part of the holder thereof.

         SECTION 3.2 EFFECT OF CONVERSION. At and after the Effective Time, each share certificate which immediately prior to the Effective Time represented outstanding shares of common stock of CFS Delaware ("Delaware Certificate") shall be deemed for all purposes to evidence ownership of, and to represent, the number of shares of common stock of CFS Indiana into which the shares of common stock of CFS Delaware represented by such certificate immediately prior to the Effective Time have been converted pursuant to Section 3.1 hereof. The registered owner of any Delaware Certificate outstanding immediately prior to the Effective Time, as such owner appears in the books and records of CFS Delaware or its transfer agent immediately prior to the Effective Time, shall, until such certificate is surrendered for transfer or exchange, have and be entitled to exercise any voting and other rights with respect to and to receive any dividends or other distributions on the shares of common stock of CFS Indiana into which the shares represented by any such certificate have been converted pursuant to Section 3.1 hereof.

         SECTION 3.3 EXCHANGE OF CERTIFICATE. Each holder of a Delaware Certificate shall, upon the surrender of such certificate to the Surviving Corporation or its transfer agent for




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cancellation after the Effective Time, be entitled to receive from the Surviving
Corporation or its transfer agent a certificate representing the number of shares of common stock of CFS Indiana into which the shares of common stock of CFS Delaware represented by such certificate have been converted pursuant to
Section 3.1 hereof.

         SECTION 3.4 STOCK OPTIONS AND INCENTIVE PLANS. By virtue of the Merger and without any action on the part of the holder, each right or option to purchase shares common stock of CFS Delaware granted under CFS Delaware's 1998 Stock Option Plan and 2003 Stock Option Plan (collectively, the "Plans") or otherwise as to which CFS Delaware or any of its affiliates has assumed or incurred obligations (hereinafter collectively referred to as the "Options") which is outstanding immediately prior to the Effective Time shall be converted into and become a right or option to purchase the same number of shares of common stock of CFS Indiana at the same option price per share and upon the same terms and subject to the same conditions as are in effect at the Effective Time. The Surviving Corporation shall reserve for purposes of the Options a number of shares of stock, equal to the number of shares of common stock reserved by CFS Delaware for issuance under the Options as of the Effective Time. As of the Effective Time, CFS Indiana hereby assumes CFS Delaware's Plans and Options and all obligations of CFS Delaware under the Options and under such Plans.

         SECTION 3.5 OTHER EMPLOYEE BENEFIT PLANS. Upon the Effective Time, CFS Indiana will assume all obligations of CFS Delaware under any and all employee benefit plans in effect as of the Effective Time or with respect to which employee rights or accrued benefits are outstanding as of the Effective Time.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

The obligation of CFS Indiana and CFS Delaware to consummate the Merger contemplated by this Agreement is subject to the receipt of all required approvals of the stockholders of CFS Delaware and the sole shareholder of CFS Indiana and the receipt of all appropriate orders, consents, approvals and clearances from all necessary regulatory agencies and governmental authorities whose orders, consents, approvals or clearances are required by law for consummation of the Merger.

                                   ARTICLE V

                                 EFFECTIVE TIME

Subject to the terms and upon satisfaction of all requirements of law and the conditions specified in this Agreement, the Merger shall become effective on the date and at the time specified in the Articles of Merger filed with the Indiana Secretary of State.


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                                   ARTICLE VI

                                   TERMINATION

         SECTION 6.1 MANNER OF TERMINATION. Notwithstanding approval of this Agreement by the stockholders of CFS Delaware and the sole shareholder of CFS Indiana, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time if the Board of Directors of CFS Indiana and CFS Delaware mutually agree in writing to terminate this Agreement.

         SECTION 6.2 EFFECT OF TERMINATION. Upon termination by written notice, this Agreement shall be of no further force or effect, and there shall be no further obligations or liabilities by reason of this Agreement or the termination thereof on the part of any party hereto or their respective directors, officers, employees, agents and shareholders, except for payment of their respective expenses.

                                  ARTICLE VII

                                  MISCELLANEOUS

         SECTION 7.1 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         SECTION 7.2 NOTICES. Any notices, request or instruction to be given hereunder to any party hereto shall be in writing and delivered by hand to the other party hereto and marked to the attention of the Chairman of the Board or President of such party.

         SECTION 7.3 AMENDMENTS; WAIVERS. No amendments of this Agreement shall be binding unless executed in writing by all parties hereto. Any waiver of any provision of this Agreement shall be in writing, and no waiver of any provision shall be deemed a waiver of any other provision or constitute a continuing waiver.

         SECTION 7.4 SEVERABILITY. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had ever been contained herein.

         SECTION 7.5 GOVERNING LAW. This Agreement has been executed and delivered in the State of Indiana and shall be construed and governed in accordance with the laws of the State of Indiana, without reference to the conflict or choice of law principles thereof.

         SECTION 7.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.



                                      * * *


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         IN WITNESS WHEREOF, CFS Indiana and CFS Delaware have made and entered into this Agreement as of the day and year first above written and have caused this Agreement to be executed and attested by their duly authorized officers.


                                         CFS BANCORP, INC.
                                         "CFS Delaware"


                                         By:  Thomas F. Prisby
                                              ----------------------------------

                                         Printed: Thomas F. Prisby
                                                  ------------------------------

                                         Its: Chairman & Chief Executive Officer
                                              ----------------------------------

ATTEST:


By: Monica F.Sullivan
    -------------------------------------

Printed: Monica F. Sullivan
         --------------------------------

Its: Vice President - Corporate Secretary
     ------------------------------------



                                         CFS BANCORP, INC.
                                         "CFS Indiana"


                                         By: Thomas F. Prisby
                                             -----------------------------------

                                         Printed: Thomas F. Prisby
                                                  ------------------------------

                                         Its: Chairman & Chief Executive Officer
                                              ----------------------------------

ATTEST:


By: Monica F. Sullivan
    -------------------------------------

Printed: Monica F. Sullivan
         --------------------------------

Its: Vice President - Corporate Secretary
     ------------------------------------